Exhibit 5.1

                     [Business & Technology Law Group, LLP]



                                                            August 26, 2002



Brilliant Digital Entertainment, Inc.
6355 Topanga Canyon Boulevard, Suite 120
Woodland Hills, California 91367

Ladies/Gentlemen:

     At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") to which this letter is attached as Exhibit 5.1 filed by Brilliant Digital Entertainment, Inc., a Delaware corporation (the "Company"), in order to register under the Securities Act of 1933, as amended (the "Act"), 16,500,000 shares of common stock, par value $.001 per share (the "Shares"), of the Company issuable pursuant to the Company's Amended and Restated 1996 Stock Option Plan (the "Plan").

     We are of the opinion that the Shares have been duly authorized and upon issuance and sale in conformity with and pursuant to the Plan, the Shares will be validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an Exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                        Respectfully submitted,

                                        /s/ Business & Technology Law Group, LLP

                                        BUSINESS & TECHNOLOGY LAW GROUP, LLP